EXHIBIT (i)(16)



                                December 30, 2004


Vintage Mutual Funds, Inc.
1415 28th Street, Suite 200
West Des Moines, Iowa 50266

Ladies and Gentlemen:

        We have acted as special Maryland counsel to Vintage Mutual Funds, Inc. ("Vintage"), a corporation organized under the laws of the State of Maryland on November 16, 1994. Vintage is authorized to issue 100,000,000,000 shares of capital stock (each a "Share" and collectively, the "Shares"), $0.001 par value per Share, which have been classified into 12 series (each a "Series" and collectively, the "Series"). The designations of the 12 Series are as follows:
(1) Vintage Bond Fund, consisting of 809,987,393 Shares; (2) Liquid Assets Fund, consisting of 5,000,000,000 Shares; (3) Municipal Assets Fund, consisting of 5,000,000,000 Shares; (4) Vintage Government Assets Fund, consisting of 5,000,000,000 Shares; (5) Vintage Income Fund, consisting of 1,600,000,000 Shares; (6) Vintage Municipal Bond Fund, consisting of 1,600,000,000 Shares; (7) Vintage Equity Fund, consisting of 1,600,000,000 Shares; (8) Vintage Balanced Fund, consisting of 1,600,000,000 Shares; (9) Vintage Growth Fund, consisting of 1,600,000,000 Shares; (10) Vintage Limited Term Bond Fund, consisting of 1,600,000,000 Shares; (11) Institutional Reserves Fund, consisting of 5,000,000,000 Shares and (12) Institutional Money Market Fund, consisting of 5,000,000,000 _____ Shares.

        The Institutional Money Market Fund Series is further classified into four classes of Shares as follows: 1,250,000,000 Class A Shares, 1,250,000,000 Class B Shares, 1,250,000,000 Class C Shares and 1,250,000,000 Class D Shares.

        We understand that you intend to file forthwith with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 27 to Vintage's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 29 to Vintage's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on and after January 7, 2005 (the "Effective Date"), of the Class A Shares of the Institutional Money Market Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement prior to the Effective Date.

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Vintage Mutual Foods, Inc.
December 30, 2004
Page 2

        In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

        (i) the Registration Statement;

        (ii) the Charter and Bylaws of Vintage;

        (iii) a certificate of Vintage regarding certain matters in connection with this opinion (the "Certificate");

        (iv) a certificate of the Maryland State Department of Assessments and Taxation dated December 21, 2004 to the effect that the Vintage is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

        (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions and qualifications contained herein.

        As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of Vintage. We have made no independent investigation whatsoever as to such factual matters.

        In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

        (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

        (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers; or (ii) made by officers or representatives of Vintage, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects; and

        (c) at no time prior to and including the date when all of the Class A Shares of the Institutional Money Market Fund Series are issued will (i) Vintage's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 100,000,000,000; (iii) the total number of the issued Shares of the Institutional Money Market Fund exceed 5,000,000,000; or (iv) the total number of issued Shares of any Class of the Institutional Money Market Fund exceed 1,250,000,000.

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Vintage Mutual Foods, Inc.
December 30, 2004
Page 3

        Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

        1. Vintage is a corporation duly organized, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.

        2. The issuance and sale of the Class A Shares of the Institutional Money Market Fund have been duly and validly authorized by all necessary corporate action on the part of Vintage.

        3. The Class A Shares of the Institutional Money Market Fund, when issued and sold by Vintage for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

        In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

        We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of Vintage. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                            Sincerely yours,

                                            /s/ Ober, Kaler, Grimes & Shriver,
                                            a Professional Corporation

                                            Ober, Kaler, Grimes & Shriver